UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

DEEP ISOLATION NUCLEAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2026, Deep Isolation Nuclear, Inc., a Delaware corporation (the “Company”), held its 2026 Annual Meeting Stockholders (the “Meeting”).

At the close of business on April 24, 2026, the Record Date, there were 57,647,613 shares of common stock of the Company outstanding. Holders of our common stock are entitled to one vote per share.

At the Meeting, the combined holders of 34,634,562 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 60.13% of the outstanding voting shares, 34,634,562 votes, and approximately 60.13% of the total voting power. The presence of these shares, constituted a quorum pursuant to the bylaws of the Company, allowing for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	To elect three (3) Class A directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Name	Votes For	Withheld
Rod Baltzer	34,634,562	0
Renee Hornbaker	34,634,562	0
Christa Steele	34,634,562	0

Each Class A director nominee was elected to serve as a director until the Company’s 2029 Annual Meeting of Stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	To provide an advisory vote to ratify the selection of CBIZ CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2026:

Votes For	Votes Against	Abstentions
34,634,562	0	0

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

3.	To conduct an advisory vote on executive compensation:

Votes For	Votes Against	Abstentions
33,737,619	763,611	133,332

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstentions
30,329,791	16,666	1,028,106	3,259,999

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION NUCLEAR, INC.

Date: June 17, 2026	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer

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